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                                                                   EXHIBIT 10.17

June 24, 2002

Natural Gas Services Group, Inc.
2911 S. County Road 1260
Midland, Texas 79706

Gentlemen:

In accordance with recent discussions, Western National Bank ("WNB") is pleased to make the following commitment to Natural Gas Services Group, Inc., including, but not limited to, the terms and conditions set forth below.

BORROWER:            Natural Gas Services Group, Inc. ("NGSG")

AMOUNT:              $3,500,000

PURPOSE: Refinance remaining balance on indebtedness to Dominion after initial public offering and partial paydown.

TERM:                Five Years

RATE:                Wall Street Journal Prime + 1.0%, floating daily.

REPAYMENT:           Monthly payments of $58,333 + accrued interest.

COLLATERAL:          Superior security interest in all A/R, Inventory, and
                     Equipment of borrowing entity and subsidiaries.
                     Cross-collateralized with the with WNB notes # 816559, #
                     816307, # 817093, and # 817092.

                     $1,000,000 life insurance policy on Wayne Vinson.

GUARANTORS:          Unlimited guaranties of: NGE Leasing; Rotary Gas; Hi-Tech
                     Compressor; Flare King; and Great Lakes Compression.

REPRESENTATIONS & WARRANTIES:

                     Usual and customary representations and warranties for transactions of this nature, including but not limited to the following:

                     (1) No material adverse change in financial condition of Borrower

                     (2) Absence of litigation or any existing or pending adverse decree orders from a court or environmental agency.

                     (3) No change in the nature of NGSG's primary business practices.



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CONDITIONS PRECEDENT:

                     (1) Negotiation and execution of loan documents satisfactory to WNB and Borrower.

                     (2) Completion of Initial Public Offering with NGSG netting at least $8,000,000 in proceeds.

                     (3) NGSG shall be in compliance with existing loan agreement at time of funding.

                     (4) Proceeds from the Initial Public Offering used to reduce Dominion debt to $3,500,000


COVENANTS:

                     This facility is governed by a comprehensive loan agreement containing all of the standard representations, warranties, and events of default including, but not limited to, the following provisions:

                     (1) NGSG shall provide monthly financial statements (consolidated with all subsidiaries), accounts receivable aging, borrowing base certificate ($750M
                            RLOC), and compliance certificates within 45 days of each month end.

                     (2) NGSG shall provide a quarterly report listing the physical location of all lease units including any remaining lease terms.

                     (3) NGSG shall provide annual audited financial statements of borrower and all subsidiaries (combined) within 90 days of fiscal year end.

                     (4) NGSG shall incur no additional debts, liens, or encumbrances in excess of $100M without prior, written WNB approval.

                     (5) NGSG shall make no asset sales in excess of $100,000 without prior written WNB approval.

                     (6) NGSG shall make no distributions / dividends (except for stated dividends on existing preferred stock) without prior, written WNB approval.

                     (7) NGSG shall make no changes in management at the CEO / President level without prior, written WNB approval.

                     (8) Use of loan proceeds limited to pay off of $3,500,000 Dominion Debt.

                     (9) NGSG will allow WNB, at borrowers expense, to perform limited visual inspections on a portion of the leased compressors at least semi annually, not to exceed one inspection per quarter.

                     (10) NGSG shall maintain a three month moving average traditional cash flow coverage of not less than 1.25x beginning 9/30/02. Calculated per existing loan agreement.

                     (11) NGSG shall maintain a minimum current ratio of 1.5x measured monthly beginning 9/30/02.

                     (12) NGSG shall not exceed a maximum debt less subordinated debt / tangible worth + subordinated debt as equity ratio of 1.0x beginning 9/30/02.

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                     (13)   NGSG shall maintain a minimum tangible net worth of
                            $11.5MM beginning 9/30/02.

CLOSING COSTS:

                     Borrower will pay all necessary fees and expenses incurred by WNB with respect to preparation of loan documents and filing fees.

Thank you for the opportunity to continue to serve your banking needs. If you are in agreement with the terms and conditions outlined above, please sign this commitment and return it to me at your earliest convenience. If you should have any questions, comments, or simply wish to further our discussions pertaining to your request, please do not hesitate to contact me at 570-4181.

Sincerely,

/s/ Scott Lovett

Scott Lovett
Executive Vice President
Western National Bank

AGREED TO AND ACCEPTED THIS 25TH DAY OF JUNE, 2002.

BORROWER: NATURAL GAS SERVICES GROUP, INC.

BY: WAYNE VINSON, PRESIDENT

/s/ Wayne Vinson

Wayne Vinson
President / Natural Gas Services Group, Inc.